As filed with the Securities and Exchange Commission on February 26, 2019

Registration No. 333-225274

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HighPoint Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware		82-3620361
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

HighPoint Resources Corporation 1099 18th Street, Suite 2300 Denver, Colorado 80202 (303) 293-9100
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Kenneth A. Wonstolen Senior Vice President-General Counsel and Secretary HighPoint Resources Corporation 1099 18th Street, Suite 2300 Denver, Colorado 80202 (303) 293-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: John A. Elofson, Esq. Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202 (303) 892-9400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☑
Non-accelerated filer ☐		Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	100,000,000 (1)	$2.76 (2)	$276,000,000 (2)	$33,451 (3)

(1)
The securities that may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of securities as may become issuable as a result of any stock split, stock dividend or similar event.

(2)
This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based on the average of the high and low prices reported for the Registrant’s common stock traded on the NYSE on February 21, 2019.

(3)	Previously paid in connection with the filing of the registration statement on Form S-3 (File No. 333-225274) being amended hereby on February 26, 2019.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the "Post-Effective Amendment") to the Registration Statement on Form S-3 (Registration No. 333-225274) of HighPoint Resources Corporation ("HighPoint") is being filed because Highpoint expects that it will no longer be a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) upon the filing of its Annual Report on Form 10-K for the year ended December 31, 2018. This Post-Effective Amendment No. 1 adds disclosure to the Registration Statement required for a registrant other than a well-known seasoned issuer and makes certain other amendments. All filing fees payable in connection with the registration of the shares covered by this Post-Effective Amendment No. 1 were paid by the registrant at the time of the initial filing of the Form S-3.

PROSPECTUS

100,000,000 Shares
Common Stock

The selling stockholder named herein (the "Selling Stockholder") may use this prospectus in connection with sales of up to 100,000,000 shares of common stock, par value $0.001 per share of HighPoint Resources Corporation (the "Company," "we," "us," or "our").

We issued the shares of common stock held by the Selling Stockholder on March 19, 2018 in accordance with the terms of the Merger Agreement and the Stockholders Agreement described in "About Our Company" on page 2 of this prospectus.

Our registration of the common stock covered by this prospectus does not mean that the Selling Stockholder will sell any of the common stock. The Selling Stockholder may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. We will not receive any proceeds from the sale of common stock by the Selling Stockholder.

Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "HPR." On February 25, 2019, the last reported sale price of our common stock on the NYSE was $2.79 per share.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in "Risk Factors" on page 4 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process or continuous offering process. Under this shelf registration process, the Selling Stockholder may, from time to time, sell the securities described in this prospectus in one or more offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the SEC. Neither we nor the Selling Stockholder has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

ABOUT OUR COMPANY

HighPoint Resources Corporation, together with its wholly-owned subsidiaries, develops, acquires and explores for oil and natural gas resources. All of the Company's assets and operations are located in the Rocky Mountain region of the United States. For additional information about our business, operations and financial results, please read the documents listed below under the heading "Where You Can Find More Information" on page 11 of this prospectus.

On March 19, 2018, pursuant to the Agreement and Plan of Merger, dated as of December 4, 2017 (the "Merger Agreement"), by and among the Company, BBG, Rio Merger Sub, LLC (a direct wholly owned subsidiary of the Company), Rider Merger Sub, Inc. (a direct wholly owned subsidiary of the Company), Fifth Creek Energy Operating Company, LLC ("Fifth Creek") and, for limited purposes set forth in the Merger Agreement, the Selling Stockholder and NGP Natural Resources XI, L.P. ("NGP"), BBG and Fifth Creek completed a strategic combination of their respective businesses. Pursuant to the Merger Agreement, (i) Rider Merger Sub, Inc. merged with and into BBG, with BBG as the surviving entity and (ii) Rio Merger Sub, LLC merged with and into Fifth Creek, with Fifth Creek as the surviving entity (collectively, the "Mergers"), as a result of which BBG and Fifth Creek each became direct wholly owned subsidiaries of the Company. On March 19, 2018, in accordance with the Merger Agreement and the Stockholders Agreement, dated as of March 19, 2018 (the "Stockholders Agreement"), by and among the Company, the Selling Stockholder and, for limited purposes set forth in the Stockholders Agreement, NGP, the Selling Stockholder received 100,000,000 shares of the Company's common stock upon the closing of the Mergers. The Company is the successor to BBG for SEC reporting purposes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following risks and uncertainties:

•	risks and uncertainties relating to the Mergers;

•	potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Mergers;

•
the possibility that the anticipated benefits of the Mergers are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of BBG and Fifth Creek;

•	oil, natural gas liquids and natural gas price volatility, including regional price differentials;

•	changes in operational and capital plans;

•	costs, availability and timing of build-out of third-party facilities for gathering, processing, refining and transportation;

•
delays or other impediments to drilling and completing wells arising from political or judicial developments at the local, state or federal level, including voter initiatives related to hydraulic fracturing;

•	development drilling and testing results;

•	the potential for production decline rates to be greater than expected;

•	availability of midstream and downstream markets to sell our products;

•	regulatory delays, including seasonal or other wildlife restrictions;

•	exploration risks such as drilling unsuccessful wells;

•	higher than expected costs and expenses, including the availability and cost of services and material and our potential inability to achieve expected cost savings;

•	unexpected future capital expenditures;

•	economic and competitive conditions;

•	debt and equity market conditions, including the availability and costs of financing to fund our operations;

•	the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested;

•	changes in estimates of proved reserves;

•	compliance with environmental and other regulations;

•	declines in the values of our oil and natural gas properties resulting in impairments;

•	derivative and hedging activities;

•	risks associated with operating in one major geographic area;

•	title to properties, including those acquired in the Mergers;

•	environmental liabilities;

•
liabilities resulting from litigation concerning alleged damages related to environmental issues, pollution, contamination, personal injury, royalties, marketing, title to properties, validity of leases or other matters that may not be covered by an effective indemnity or insurance;

•	changes in tax laws and statutory tax rates; and

•
other uncertainties, as well as those factors discussed in this prospectus and in BBG's Annual Report on Form 10-K for the year ended December 31, 2017, particularly in "Item 1A Risk Factors" and future quarterly and annual reports.

All statements other than statements of historical fact included in or incorporated into this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "expect", "seek", "believe", "upside", "will", "may", "expect", "anticipate", "plan", "will be dependent on", "project", "potential", "intend", "could", "should", "estimate", "predict", "pursue", "target", "objective", or the negative of such terms or other comparable terminology.

The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements included or incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that anticipated events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to many factors including those listed above and in "Item 1A. Risk Factors" and elsewhere in BBG's Annual Report on Form 10-K for the year ended December 31, 2017 and future quarterly and annual reports. Readers should not place undue reliance on these forward-looking statements, which reflect management's views only as of the date these statements are made. Other than as required under applicable securities laws, we do not undertake any obligation to publicly update or revise any forward-looking statements as a result of changes in internal estimates or expectations, new information, subsequent events or circumstances or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROSPECTUS SUMMARY

The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes incorporated by reference into this prospectus.

The Offering

Securities Offered	Up to 100,000,000 shares of our common stock offered by the Selling Stockholder, which shares were acquired in accordance with the terms of the Merger Agreement and the Stockholders Agreement.

Offering Price	The Selling Stockholder may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters.

Common Stock Outstanding	212,532,655 shares of common stock, $0.001 par value per share, were outstanding as of February 5, 2019.

Dividend Policy	We do not anticipate paying dividends on our common stock in the foreseeable future.

Use of Proceeds	The common stock offered pursuant to this prospectus is being sold by the Selling Stockholder, and we will not receive any proceeds of the offering.

NYSE Symbol	HPR

Risk Factors
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully read and consider the information set forth in "Risk Factors" on page 4 of this prospectus and similarly captioned sections of documents incorporated by reference herein, as well as all other information included or incorporated by reference in this prospectus.

Our executive offices are located in Denver, Colorado at 1099 18th Street, Suite 2300, Denver, Colorado 80202, and our telephone number at that address is 303-293-9100. We maintain a website at www.hpres.com, which contains information about us. Our website and the information contained on it and connected to it are not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference from BBG's Annual Report on Form 10-K for the year ended December 31, 2017, as amended by BBG's Annual Report on Form 10-K/A, and our filings with the SEC incorporated by reference herein before deciding to invest in our securities. The risks described are not the only risks facing our Company. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect our Company.

USE OF PROCEEDS

The proceeds from the sale of common stock that may be offered pursuant to this prospectus will be received directly by the Selling Stockholder. We will receive no proceeds from the sale, if any, of the common stock. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the Selling Stockholder or any underwriting discounts or commissions.

SELLING STOCKHOLDER

The Selling Stockholder named in this prospectus may offer and sell, from time to time in the future, up to 100,000,000 shares of our common stock. The shares of common stock being offered by the Selling Stockholder were originally issued to the Selling Stockholder in accordance with the Merger Agreement and the Stockholders Agreement.

The Selling Stockholder may offer the common stock for resale from time to time pursuant to this prospectus. The Selling Stockholder may also sell, transfer or otherwise dispose of all or a portion of the common stock in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Information about the Selling Stockholder may change over time. As used in this prospectus, "Selling Stockholder" includes the donees, transferees, heirs, executors, administrators, legal representatives, pledgees or others who may later hold the Selling Stockholder's interests.

Set forth below is information regarding the number of shares of common stock owned by the Selling Stockholder.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering (1)
Selling Stockholder (2)	Number	Percent of Class (3)	Shares Offered Hereby	Number	Percent of Class (3)
Fifth Creek Energy Company, LLC (4)	100,000,000	47.1%	100,000,000	—	—%

(1)	Assumes that the Selling Stockholder will sell all of the common stock offered pursuant to this prospectus. We cannot assure you that the Selling Stockholder will sell all or any of these shares.

(2)	The Selling Stockholder is not a registered broker-dealer or affiliated with a registered broker-dealer.

(3)	Based on 212,532,655 shares of our common stock outstanding as of February 5, 2019.

(4)
The reported securities are owned directly by Fifth Creek Energy Company, LLC ("FCEC") and indirectly by NGP XI US Holdings L.P. ("NGP XI US Holdings"), which owns a majority of the capital interests in FCEC. As a result, NGP XI US Holdings may be deemed to indirectly beneficially own the shares held by FCEC. NGP XI Holdings GP, L.L.C. ("NGP XI Holdings GP") (the sole general partner of NGP XI US Holdings), NGP Natural Resources XI, L.P. ("NGP Natural Resources XI") (the sole member of NGP XI Holdings GP), G.F.W. Energy XI, L.P. ("GFW Energy XI") (the sole general partner of NGP Natural Resources XI) and GFW XI, L.L.C. ("GFW XI") (the sole general partner of GFW Energy XI) may each also be deemed to share voting and dispositive power over the reported shares and therefore may also be deemed to be the beneficial owner of these shares. GFW XI has delegated full power and authority to manage NGP XI US Holdings to NGP Energy Capital Management, L.L.C. ("NGP ECM") and accordingly, NGP ECM may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of FCEC, NGP XI Holdings GP, NGP Natural Resources XI, GFW Energy XI, GFW XI and NGP ECM disclaims beneficial ownership of the reported securities in excess of its pecuniary interest therein.

PLAN OF DISTRIBUTION

Pursuant to the Stockholders Agreement, the Company has agreed to register with the SEC the resale of the common stock issued to the Selling Stockholder in the Mergers. We have prepared and filed this prospectus to satisfy the registration obligation set forth in the Stockholders Agreement. We will receive no proceeds from the sale of the common stock included in this prospectus. We will pay the registration, filing, listing and printing fees, and our legal and accounting expenses in connection with this offering.

The Selling Stockholder and its successors, which term includes its transferees, pledgees or donees or its successors, may sell all or a portion of the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The Selling Stockholder may effect the distribution of the common stock in one or more of the following methods (which may include block transactions or crosses):

•	ordinary brokers' transactions, which may include long or short sales;

•	transactions involving cross or block trades or otherwise on the open market;

•	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

•	"at the market" to or through market makers or into an existing market for the common stock;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an exchange distribution in accordance with the results of the applicable exchange;

•	public or privately negotiated transactions;

•	short sales, whether through a broker-dealer or itself, effected after the date the registration statement of which this prospectus is a part became effective under the Securities Act;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

•	any combination of the above, or by any other legally available means.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any party deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent's commissions.

In addition, the Selling Stockholder or its successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder or its successors in interest may also enter into option or other transactions with broker-dealers that require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We cannot assure you that the Selling Stockholder will sell any or all of the shares of common stock offered by the Selling Stockholder.

In order to comply with the securities laws of certain states, if applicable, the Selling Stockholder will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Selling Stockholder may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available to the Selling Stockholder.

The Selling Stockholder and any other person participating in the sale of the common stock will be subject to the requirements of the Exchange Act to the extent applicable. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Stockholder and other persons. These provisions may restrict certain activities of, and limit the timing of, purchases by the Selling Stockholder or other persons or entities. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange

Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholder and any underwriter, broker-dealer, or agent regarding the sale of the common stock by the Selling Stockholder.

Our common stock is currently listed on the NYSE under the symbol "HPR."

DESCRIPTION OF OUR COMMON STOCK

The following summary of certain provisions of our common stock does not purport to be complete and is not intended to give full effect to provisions of statutory or common law. The summary is subject to and is qualified in its entirety by reference to all the provisions of our amended and restated certificate of incorporation (the "certificate of incorporation") and amended and restated bylaws (the "bylaws") and by the provisions of applicable law. Each of the certificate of incorporation and the bylaws are incorporated herein by reference.

General

Under our certificate of incorporation, we have the authority to issue 400,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share. As of February 5, 2019, there were 212,532,655 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

Each share of our common stock is entitled to one vote for each share on all matters requiring a vote of stockholders; provided, however, that except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to our certificate of incorporation (including any Certificate of Designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote on such matter pursuant to our certificate of incorporation or otherwise. Stockholders do not have cumulative voting rights in elections of directors or for any other purpose. All elections of directors are determined by a plurality of the votes cast, except as otherwise required by law.

Dividend Rights

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of our common stock is entitled to receive any dividends, in cash, securities or property, as may be declared from time to time by our board out of funds legally available therefor.

Liquidation and Other Rights

In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Exchange Listing

Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "HPR."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Miscellaneous

The holders of our common stock do not have preemptive rights, redemption rights or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. FCEC has certain contractual preemptive rights as set forth in the Stockholders Agreement. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

The preferred stock may have such relative rights, preferences and designations as may be determined by our board of directors in its sole discretion upon the issuance of any shares of preferred stock. The shares of preferred stock may be issued from time to time by our board of directors in its sole discretion (without further approval or authorization by our stockholders), in one or more series, each of which series may have any particular distinctive designations as well as relative rights and preferences as determined by our board of directors. The relative rights and preferences that may be determined by our board of directors in its discretion from time to time include but are not limited to the following:

•	the annual dividend rate for such series, if any, and the date or dates from which dividends will commence to accrue;

•	the redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

•	the provisions for a sinking, purchase or similar fund, if any, for the redemption or purchase of shares of such series;

•	the preferential amount or amounts payable upon shares of such series in the event of our voluntary or involuntary liquidation;

•	the voting rights, if any, of such series;

•	the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of our securities into which such shares may be converted;

•	the relative seniority, parity or junior rank of such series with respect to other series of preferred stock then or thereafter to be issued; and

•	any other specific terms, preferences, rights, privileges, limitations or restrictions of such series.

The existence of authorized but unissued shares of preferred stock could have anti-takeover effects because we could issue preferred stock with special dividend or voting rights that could discourage potential bidders.

We may issue shares of preferred stock that have dividend, voting and other rights superior to those of the common stock, or that convert into shares of common stock, without the approval of the holders of common stock.

Anti-Takeover Effect of the Company's Governing Documents and the Delaware General Corporation Law

Our certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and to the rights of our stockholders. Certain of these provisions may have a potential "anti-takeover" effect by delaying, deferring or preventing a change of control of the Company. In addition, certain provisions of the Delaware General Corporation Law (the "DGCL") may have a similar effect.

Structure of Board

Our board is elected annually. Our bylaws provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances and subject to the Stockholders Agreement, if then in effect, each director of the Company will hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director's successor is duly elected and qualified. Our certificate of incorporation and bylaws provide that the number of our directors may be established only by the board; however, as long as the Stockholders Agreement is in effect, until the date that FCEC and its affiliates beneficially own less than 10% of our outstanding common stock (the "Board Designation Expiration Date"), our board will consist of no more than twelve directors and, without the approval of a majority of the total number of independent directors not designated to our board by FCEC ("Company Non-Affiliate Approval"), no fewer than twelve directors. Until the Board Designation Expiration Date, the number of directors on our board will be at least one more than two times the number of directors designated by FCEC.

Furthermore, our certificate of incorporation and bylaws provide that, subject to the rights of holders of any class or series of preferred stock to elect directors, any vacancies on our board caused by the death, removal or resignation of any director or any other cause, and any newly created directorships resulting from an increase in the authorized number of directors will be filled only by a majority vote of the directors then in office, though less than a quorum. However, for as long as the Stockholders Agreement is in effect, until the Board Designation Expiration Date, if the number of directors designated by FCEC on our board is less than FCEC would be entitled to designate under the Stockholders Agreement due to the death, removal or resignation of any FCEC designee or any other cause, our board will cause such vacancy to be filled with a director designated by FCEC. Also until the Board Designation Expiration Date, under the Stockholders Agreement, if there is a vacancy on our board as a result of the death, removal or resignation of any directors who were not designated to our board by FCEC (a "Non-Investor Director"), the resulting vacancy will be filled by the Non-Investor Directors acting by Company Non-Affiliate Approval.

Our board consists of twelve directors. Six of the twelve directors were directors of BBG serving prior to the consummation of the Mergers, and five of the twelve directors are persons designated by FCEC, three of whom are affiliated with Fifth Creek and two of whom are independent. The Company added an additional independent director in December of 2018.

Removal of Directors

In accordance with the DGCL and our certificate of incorporation, subject to the rights of the holders of any class or series of preferred stock, the entire board or any individual director may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of all of the shares of common stock then entitled to vote generally in the election of directors.

No Stockholder Action by Written Consent

Our certificate of incorporation precludes stockholders from initiating or effecting any action by written consent and thereby taking actions opposed by our board.

Advance Notice of Proposals and Nominations

Our bylaws require our stockholders to provide advance notice if they wish to submit a proposal or nominate candidates for directors at our annual meeting of stockholders. These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at our annual meeting must be in writing and received by our secretary at its principal executive offices at least 60, but not more than 90, days prior to the anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of stockholders. If, however, no meeting was held in the prior year or the date of the annual meeting has been changed by more than 30 days from the anniversary of the prior year's annual meeting of stockholders, notice by the stockholder must be received by the close of business on the later of the 90th day before the date of the annual meeting or the tenth day following the day on which the date of the annual meeting is first publicly announced.

Limits on Special Meetings

Our certificate of incorporation provides that a special meeting of stockholders may only be called by our board of directors. Our stockholders will not have a right to call a special meeting under our certificate of incorporation, our bylaws or the DGCL.

Amendment of Organizational Documents

The DGCL provides that an amendment to a corporation's certificate of incorporation requires that (i) the board of directors adopt a resolution setting forth the proposed amendment and either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the amendment be considered at the next annual meeting of the stockholders (provided a meeting or vote is required pursuant to Section 242 of the DGCL) and (ii) the stockholders approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any).

We reserve the right to amend or repeal any provision contained in our certificate of incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation. However, for as long as the Stockholders Agreement is in effect, we may not amend the certificate of incorporation in any manner that would be inconsistent with the Stockholders Agreement or that would prevent any party to the Stockholders Agreement from complying with its obligations thereunder, unless such amendment is approved by a majority of our board as well as a majority of directors designated by FCEC and a majority of the Non-Investor Directors.

Except for the provision pertaining to the Stockholders Agreement, our board will be authorized to adopt, amend or repeal our bylaws by a majority vote and our stockholders also will have the power to adopt, amend or repeal our bylaws by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of common stock of the Company then entitled to vote generally in the election of directors, voting as a single class. Any amendment of the provisions in our bylaws pertaining to the applicability of the Stockholders Agreement by our board will require the affirmative vote of a majority of the whole board, regardless of any then-existing vacancies, including the affirmative vote of a majority of directors designated by FCEC, and any amendment of such provision by our stockholders will require the affirmative vote of the holders of at least 80% of the then-outstanding shares of common stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Preferred Stock

Under the DGCL and our certificate of incorporation, we may issue authorized and unissued shares of common stock and preferred stock without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized and unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Takeover Statutes

Section 203 of the DGCL generally prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an "interested stockholder" (generally, a holder of 15% or more of the outstanding voting stock of the corporation), within three years after the person becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the time the person became an interested stockholder, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation's voting stock or (iii) after the person becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. We do not expect to opt out of the protections of Section 203 of the DGCL. As a result, the statute will apply to us.

Exclusive Forum

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for or based on breach of a fiduciary duty owed by any current or former director or officer or other employee of the Company to the Company or to our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any current or former director or officer or other employee of the Company arising pursuant to any provision of the DGCL, or our certificate of incorporation or our bylaws (each as may be amended from time to time), (iv) any action asserting a claim relating to or involving the Company that is governed by the internal affairs doctrine or (v) any action asserting an "internal corporate claim" as that term is defined in Section 115 of the DGCL.

LEGAL MATTERS

Davis Graham & Stubbs LLP, Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from BBG's Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of BBG's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Certain information incorporated by reference in this prospectus regarding our estimates of the oil and gas reserves associated with our oil and gas properties have been audited by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. The description of the audit of such estimates is included and incorporated by reference in this prospectus upon the authority of said firm as an expert in these matters.

The financial statements of Fifth Creek Energy Operating Company, LLC as of December 31, 2017, 2016 and 2015, and for each of the three years in the three-year period ended December 31, 2017 have been incorporated by reference into this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. We make available free of charge through our website, http://www.hpres.com, electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and any amendments to those reports. Access to those electronic filings is available as soon as reasonably practical after we file them with, or furnish them to, the SEC. We make our website content available for information purposes only. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any information so updated or superseded will not be deemed, except as so updated or superseded, to be a part of this prospectus. We incorporate by reference (excluding information deemed to have been furnished, and not filed, in accordance with SEC rules) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before the termination of each offering under this prospectus:

•	BBG's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on February 27, 2018, as amended by BBG's Annual Report on Form 10-K/A filed on March 19, 2018;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, filed with the SEC on May 8, 2018, August 9, 2018, and October 31, 2018, respectively;

•
Our Current Reports on Form 8-K filed on March 1, 2018, March 19, 2018, as amended by the Company's Current Report on Form 8-K/A filed on May 11, 2018 and the Company's Current Report on Form 8-K filed on May 14, 2018, March 26, 2018, May 5, 2018, May 22, 2018, June 18, 2018, July 20, 2018, August 9, 2018, September 18, 2018, October 3, 2018, October 31, 2018, December 6, 2018, December 19, 2018, February 11, 2019, and February 26, 2019;

•
BBG's Current Report on Form 8-K filed on January 23, 2018, as amended by BBG's Current Report on Form 8-K/A filed on January 24, 2018 and BBG's Current Reports on Form 8-K filed on March 19, 2018; and

•
The description of our common stock, par value $0.001 per share, which is contained in the Registration Statement on Form S-4, as amended (Registration No. 333-222275), under the heading "Description of Holdco Capital Stock," including any amendments or reports filed for purposes of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a copy of all incorporated filings at no cost, by making written or telephone requests for such copies to:

HighPoint Resources Corporation
Attention: Corporate Secretary
1099 18th Street, Suite 2300
Denver, Colorado 80202
303-293-9100

You should rely only on the information incorporated by reference or provided in this prospectus. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the respective dates of such documents. We have not authorized anyone else to provide you with any information.

HIGHPOINT RESOURCES CORPORATION

100,000,000 Shares
Common Stock

PROSPECTUS

February 26, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the SEC registration fee, are estimates.

SEC registration fee		$33,451
Legal fees and expenses (1)		(1)
Accountants fees and expenses (1)		(1)
Transfer and disbursement agent fees (1)		(1)
Printing and EDGAR costs (1)		(1)
Total	$

(1)	These fees are based in part on the number and type of offerings and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Company is a Delaware corporation subject to the applicable indemnification provisions of the DGCL. Under Section 145 of the DGCL, each director and officer of the Company may be indemnified by the Company against all expenses and liabilities (including attorney's fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings (other than a proceeding by or in the right of the Company) in which he or she is involved by reason of the fact that he or she is or was a director or officer of the Company if such director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified for expenses in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the Company unless a court determines otherwise.

The Company's governing documents contain provisions that provide for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time. As permitted by Section 102(b)(7) of the DGCL, the Company's certificate of incorporation provides that a Company director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and certain of our officers. Under the indemnification agreements, we are generally required to indemnify the directors and officers to the full extent permitted by applicable law.

Item 16. Exhibits

Exhibit Number	Description of Exhibits

3.1	Amended and Restated Certificate of Incorporation of the Company. [Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on March 19, 2018.]

3.2	Amended and Restated Bylaws of the Company. [Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on March 19, 2018.]

4.1	Specimen Certificate of Common Stock. [Incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the Commission on May 8, 2018.]

5.1*	Opinion of Davis Graham & Stubbs LLP.

23.1*	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.

23.4*	Consent of KPMG LLP.

24.1*	Power of Attorney (included on the signature page).

*	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 26, 2019.

HIGHPOINT RESOURCES CORPORATION

By:	/s/ R. Scot Woodall
Name: R. Scot Woodall
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned officers and directors of HighPoint Resources Corporation, a Delaware corporation, hereby constitutes and appoints R. Scot Woodall, William M. Crawford and Kenneth A. Wonstolen, and each of them, as his true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his name and on his behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Scot Woodall	Chief Executive Officer, President and Director (Principal Executive Officer)	February 26, 2019
R. Scot Woodall

/s/ William M. Crawford	Chief Financial Officer (Principal Financial Officer)	February 26, 2019
William M. Crawford

/s/ David R. Macosko	Senior Vice President— Accounting (Principal Accounting Officer)	February 26, 2019
David R. Macosko

/s/ Jim W. Mogg	Director	February 26, 2019
Jim W. Mogg

/s/ Mark S. Berg	Director	February 26, 2019
Mark S. Berg

/s/ Scott A. Gieselman	Director	February 26, 2019
Scott A. Gieselman

/s/ Craig S. Glick	Director	February 26, 2019
Craig S. Glick

/s/ Andrew C. Kidd	Director	February 26, 2019
Andrew C. Kidd

/s/ Lori A. Lancaster	Director	February 26, 2019
Lori A. Lancaster

/s/ William F. Owens	Director	February 26, 2019
William F. Owens

/s/ Edmund P. Segner, III	Director	February 26, 2019
Edmund P. Segner, III

/s/ Michael R. Starzer	Director	February 26, 2019
Michael R. Starzer

/s/ Randy I. Stein	Director	February 26, 2019
Randy I. Stein

/s/ Michael E. Wiley	Director	February 26, 2019
Michael E. Wiley